CWABS Asset-Backed Certificates Trust 2007-3
Issuing Entity

Final Term Sheet

®

$735,711,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MARCH 28, 2007

Distributions payable monthly beginning April 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A	$237,450,000	100.00000%	0.10417%	99.89583%	M-3	$11,811,000	100.00000%	0.66667%	99.33333%
2-A-1	$184,972,000	100.00000%	0.05250%	99.94750%	M-4	$12,573,000	100.00000%	1.04167%	98.95833%
2-A-2	$49,210,000	100.00000%	0.10417%	99.89583%	M-5	$12,573,000	100.00000%	1.25000%	98.75000%
2-A-3	$101,830,000	100.00000%	0.10417%	99.89583%	M-6	$8,382,000	100.00000%	1.66667%	98.33333%
2-A-4	$29,661,000	100.00000%	0.15417%	99.84583%	M-7	$8,001,000	96.37902%	2.08333%	94.29569%
M-1	$38,481,000	100.00000%	0.50000%	99.50000%	M-8	$6,858,000	83.46098%	3.33333%	80.12765%
M-2	$33,909,000	100.00000%	0.58333%	99.41667%	A-R	$100	(3)	(3)	(3)
_____________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $740,000 in the aggregate.
(3)	The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-3, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of March 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about March 29, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) May 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of adjustable rate credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance adjustable rate mortgage loans. Loan group 2 will consist of first lien adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of March 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $760,627,170.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$298,667,745
Weighted Average Mortgage Rate	8.252%
Range of Mortgage Rates	5.500% to 11.950%
Average Current Principal Balance	$178,416
Range of Current Principal Balances	$30,600 to $618,750
Weighted Average Original Loan-to-Value Ratio	81.41%
Weighted Average Original Term to Maturity	395 months
Weighted Average Credit Bureau Risk Score	600 points
Weighted Average Remaining Term to Stated Maturity	394 months
Weighted Average Gross Margin	6.537%
Weighted Average Maximum Mortgage Rate	15.111%
Weighted Average Minimum Mortgage Rate	8.252%
Percentage Originated under Full Doc Program	62.93%
Geographic Concentrations in excess of 10%:
California	15.08%
Florida	12.05%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$461,959,425
Weighted Average Mortgage Rate	8.302%
Range of Mortgage Rates	5.500% to 11.950%
Average Current Principal Balance	$242,626
Range of Current Principal Balances	$24,992 to $1,000,000
Weighted Average Original Loan-to-Value Ratio	82.32%
Weighted Average Original Term to Maturity	381 months
Weighted Average Credit Bureau Risk Score	619 points
Weighted Average Remaining Term to Stated Maturity	380 months
Weighted Average Gross Margin	6.589%
Weighted Average Maximum Mortgage Rate	15.150%
Weighted Average Minimum Mortgage Rate	8.302%
Percentage Originated under Full Doc Program	54.09%
Geographic Concentrations in excess of 10%:
California	22.71%
Florida	13.64%

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A	$237,450,000	Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-1	$184,972,000	Senior/Adjustable Rate	September 25, 2029	Aaa	AAA
2-A-2	$49,210,000	Senior/Adjustable Rate	December 25, 2030	Aaa	AAA
2-A-3	$101,830,000	Senior/Adjustable Rate	November 25, 2034	Aaa	AAA
2-A-4	$29,661,000	Senior/Adjustable Rate	September 25, 2035	Aaa	AAA
M-1	$38,481,000	Subordinate/Adjustable Rate	October 25, 2036	Aa1	AA+
M-2	$33,909,000	Subordinate/Adjustable Rate	March 25, 2037	Aa2	AA
M-3	$11,811,000	Subordinate/Adjustable Rate	June 25, 2037	Aa3	AA-
M-4	$12,573,000	Subordinate/Adjustable Rate	July 25, 2037	A1	A+
M-5	$12,573,000	Subordinate/Adjustable Rate	July 25, 2037	A2	A
M-6	$8,382,000	Subordinate/Adjustable Rate	August 25, 2037	A3	A-
M-7	$8,001,000	Subordinate/Adjustable Rate	September 25, 2037	Baa1	BBB+
M-8	$6,858,000	Subordinate/Adjustable Rate	September 25, 2037	Baa2	BBB
A-R	$100	Senior/REMIC Residual	April 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A	1	LIBOR + 0.210% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.100% (1)	LIBOR + 0.200% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.170% (1)	LIBOR + 0.340% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.210% (1)	LIBOR + 0.420% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.320% (1)	LIBOR + 0.640% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.400% (1)	LIBOR + 0.600% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.500% (1)	LIBOR + 0.750% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.680% (1)	LIBOR + 1.020% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 1.150% (1)	LIBOR + 1.725% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 1.300% (1)	LIBOR + 1.950% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
______________
(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Subordinate Certificates or Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Subordinate Certificates.
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period;

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in April 2017 and ending on the distribution date in March 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, an amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in March 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum, which is referred to as the servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the required final maturity deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, current interest for each class; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the April 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 58.30% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	to the Class 1-A Certificates, until their certificate principal balance is reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until their certificate principal balance is reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero; and

(2)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

•
to each class of Class A and subordinate certificates (in each case after payments of amounts available (if any) under the applicable corridor contract), pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until their certificate principal balance is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 39.23% and 38.35% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group) are covered by one of two mortgage insurance policies described in this free writing prospectus. United Guaranty Mortgage Indemnity Company, a North Carolina insurance corporation, will issue a mortgage insurance policy that will cover approximately 25.71% and 26.18% of the statistical calculation pool mortgage loans with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Mortgage Guaranty Insurance Corporation, a Wisconsin insurance corporation, will issue a mortgage insurance policy that will cover approximately 13.53% and 12.16% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans with loan-to-value ratios at origination greater than 80% in the statistical calculation pool in respect of the related loan group). Each mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 23.37% and 23.82% of the statistical calculation pool mortgage loans in loan group 1 and loan group 2, respectively (in each case by the aggregate stated principal balance of the mortgage loans in the statistical calculation pool in respect of the related loan group regardless of loan-to-value ratios) are covered by the mortgage insurance policies.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $26,289,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or a mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policies, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Corridor Contracts

Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts, (1) the class 1-A corridor contract, (2) the class 2-A corridor contract, and (3) the subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On or prior to the August 2007 distribution date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under each corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in “Description of the Certificates — The Corridor Contracts” in this free writing prospectus.

The amounts allocated to the issuing entity in respect of each corridor contract will be available to cover net rate carryover on the applicable class(es) of certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or after the September 2007 distribution date and on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.14% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or after the September 2007 distribution date and on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account and the issuing entity’s rights with respect to payments received under the corridor contracts) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policies

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire two mortgage insurance policies (each, a “Mortgage Insurance Policy”), one from United Guaranty Mortgage Indemnity Company and one from Mortgage Guaranty Insurance Corporation (each, a “Mortgage Insurer”). These two policies are expected to cover approximately 39.23% and 38.35% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The insurance provided by the Mortgage Insurance Policies does not overlap with respect to any Covered Mortgage Loan. Each Mortgage Insurance Policy will only cover losses pursuant to the formula described in that policy down to approximately 60% of the value of the related Mortgaged Property. The premiums payable on the Mortgage Insurance Policies to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premiums”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policies. Covered Mortgage Loans constitute approximately 23.37% and 23.82% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

Subject to certain limitations, each Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. Each Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in each of the Mortgage Insurance Policies.

United Guaranty Mortgage Insurance Policy

The Mortgage Insurance Policy issued by United Guaranty Mortgage Indemnity Company or “United Guaranty” (the “United Guaranty Mortgage Insurance Policy”) will cover approximately 25.71% and 26.18% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the United Guaranty Mortgage Insurance Policy constitute approximately 15.19% and 15.51% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The United Guaranty Mortgage Insurance Policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted Covered Mortgage Loans and only on satisfaction of certain conditions precedent.

Defaults under the United Guaranty Mortgage Insurance Policy are defined as:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the Covered Mortgage Loan, or

•	the failure by a borrower to pay the outstanding balance if the Covered Mortgage Loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

In respect of defaults under the United Guaranty Mortgage Insurance Policy, any related claim amount will be equal to the sum of:

•	the unpaid principal balance due on the Covered Mortgage Loan as of the date of default,

•
accumulated delinquent interest due on the amount of unpaid principal balance from the date of default through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted, in any event not including any late charges or other penalty interest,

•
amounts reasonably and necessarily advanced in respect of real estate taxes and fire and other insurance premiums on the related Mortgaged Property prorated through the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
reasonable, necessary and customary amounts advanced to prevent physical damage to and otherwise maintain the property prior to the earlier of the date that the claim is submitted and the date that the claim is required to be submitted,

•
attorneys’ fees reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property, provided that such fees may not exceed 3% of the principal balance and the accumulated delinquent interest due as calculated pursuant to the first and second bullets, and

•	court expenses reasonably and necessarily incurred in conducting enforcement proceedings and in obtaining title to the related Mortgaged Property,

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the Covered Mortgage Loan or the related Mortgaged Property,

•	the amount of cash in any escrow account for the Covered Mortgage Loan,

•	the amount of cash held as security for the Covered Mortgage Loan and all sums as to which set-off is available, and

•	the amount of certain costs of restoring and repairing the related Mortgaged Property that are not actually used for the restoration or repair of the Mortgaged Property.

When a loss becomes payable, the Mortgage Insurer will pay the Co-Trustee for the benefit of the Certificateholders within 60 days after the Master Servicer has filed a claim in accordance with the United Guaranty Mortgage Insurance Policy.

Generally, the Master Servicer must file a claim within 60 days after the first to occur of (i) the acquisition by the Master Servicer of the borrower’s title to the related Mortgaged Property, (ii) redemption of the related Mortgaged Property or (iii) the Master Servicer receives a direction from the Mortgage Insurer to file a claim. If the Master Servicer files a claim within one year after the applicable event described in the first sentence of this paragraph, the Mortgage Insurer will process the claim; provided, however, that there will be no further interest or other expenses included in the claim amount following the expiration of the 60-day period referenced in the first sentence of this paragraph. If the Master Servicer fails to file a claim within the one-year period referenced in the preceding sentence, the failure will be deemed to have been an election by the Master Servicer to waive any right to any benefit under the United Guaranty Mortgage Insurance Policy with respect to that Covered Mortgage Loan. In addition, the Master Servicer must notify the Mortgage Insurer of Covered Mortgage Loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The Covered Mortgage Loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Covered Mortgage Loan is “three months in default” if the monthly installments due on January 1 through March 1 remain unpaid after the close of business on March 1.

Claims involving certain specified circumstances are excluded from the coverage of the United Guaranty Mortgage Insurance Policy. The Mortgage Insurer will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the claim amount will be reduced to the extent of that increased amount. Claims that will be excluded from the coverage of the United Guaranty Mortgage Insurance Policy, as more particularly described in that policy, include:

•
any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the Covered Mortgage Loan;

•	any claim resulting from a default that occurred before coverage under the United Guaranty Mortgage Insurance Policy began;

•	any claim involving incomplete construction or construction not made in accordance with construction plans for the related Mortgaged Property;

•	any claim involving a lending transaction with the borrower different from the description to the Mortgage Insurer of the lending transaction;

•
any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the applicable seller, the Master Servicer, any other insured or any other servicer or any other first party described in the United Guaranty Mortgage Insurance Policy, or any claim involving negligence of the applicable seller or the Master Servicer;

•
any claim where there is physical damage to the related Mortgaged Property and that Mortgaged Property has not been restored to its condition as of the effective date of the United Guaranty Mortgage Insurance Policy, reasonable wear and tear excepted, or, if the property was not completed in accordance with the original construction plans as of the date of default, to the condition contemplated by such construction plans;

•
any claim where there is environmental contamination affecting the related Mortgaged Property, including nuclear or radioactive contamination, contamination by toxic waste, chemicals or other hazardous substance or other pollution, contamination by electromagnetic fields or radiation, or any other environmental or similar hazard not previously approved by the Mortgage Insurer, but excluding the presence of radon gas, lead paint and asbestos; and

•	any claim, if the mortgage executed by the borrower did not create at origination a first lien on the related Mortgaged Property.

The preceding description of the United Guaranty Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of that policy.

If the United Guaranty Mortgage Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty Mortgage Indemnity Company is reduced to below investment grade, the Master Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the United Guaranty Mortgage Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the United Guaranty Mortgage Insurance Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the United Guaranty Mortgage Insurance Policy.

MGIC Mortgage Insurance Policy

The Mortgage Insurance Policy issued by Mortgage Guaranty Insurance Corporation or “MGIC” (the “MGIC Mortgage Insurance Policy”) will cover approximately 13.53% and 12.16% of the Mortgage Loans in the Statistical Calculation Pool with Loan-to-Value Ratios at origination in excess of 80% in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of the related Loan Group). The Covered Mortgage Loans insured by the MGIC Mortgage Insurance Policy constitute approximately 8.18% and 8.31% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the Statistical Calculation Pool in respect of the related Loan Group regardless of Loan-to-Value Ratios).

The MGIC Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The MGIC Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the MGIC Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The MGIC Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the MGIC Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The MGIC Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to MGIC on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the MGIC Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Mortgage Insurance Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the Mortgage Loan under the MGIC Mortgage Insurance Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the MGIC Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The MGIC Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, MGIC has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The MGIC Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The MGIC Mortgage Insurance Policy permits MGIC to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the MGIC Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-3 (the “Certificates”) will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
Senior Certificates:	Class A and Class A-R Certificates
Class M Certificatesor Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates
Adjustable Rate Certificates or Swap Certificates:	Class A and Subordinate Certificates
Offered Certificates:	Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class A Certificates:	Senior/Adjustable Rate
Subordinate Certificates:	Subordinate/Adjustable Rate
Class A-R Certificates:	Senior/REMIC Residual
Class P Certificates:	Prepayment Charges
Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the base prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in April 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policies) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (4) the Mortgage Insurance Premiums for the Covered Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period, less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest),

(6) all Seller Interest Shortfall Payments for that Distribution Date, and

(7) for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.774% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.897% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period, and

(iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period) over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A	0.210%	0.420%
Class 2-A-1	0.100%	0.200%
Class 2-A-2	0.170%	0.340%
Class 2-A-3	0.210%	0.420%
Class 2-A-4	0.320%	0.640%
Class M-1	0.400%	0.600%
Class M-2	0.500%	0.750%
Class M-3	0.680%	1.020%
Class M-4	1.150%	1.725%
Class M-5	1.300%	1.950%
Class M-6	1.500%	2.250%
Class M-7	2.000%	3.000%
Class M-8	2.000%	3.000%

(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under
“— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 58.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

April 2009 — March 2010	1.55% with respect to April 2009, plus an additional 1/12th of 1.90% for each month thereafter through March 2010
April 2010 — March 2011	3.45% with respect to April 2010, plus an additional 1/12th of 1.90% for each month thereafter through March 2011
April 2011 — March 2012	5.35% with respect to April 2011, plus an additional 1/12th of 1.50% for each month thereafter through March 2012
April 2012 — March 2013	6.85% with respect to April 2012, plus an additional 1/12th of 0.75% for each month thereafter through March 2013
April 2013 and thereafter	7.60%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate Certificates:

Class	Percentage

A	38.37%
M-1	50.63%
M-2	70.49%
M-3	81.63%
M-4	98.16%
M-5	123.08%
M-6	148.15%
M-7	183.91%
M-8	231.89%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in April 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	15.80%	31.60%
Class M-2	11.35%	22.70%
Class M-3	9.80%	19.60%
Class M-4	8.15%	16.30%
Class M-5	6.50%	13.00%
Class M-6	5.40%	10.80%
Class M-7	4.35%	8.70%
Class M-8	3.45%	6.90%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 3.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 6.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in April 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 58.30% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policies), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurers), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Swap Account. Funds in the Swap Account will not be invested.

Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly
Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly
Expenses
Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly
Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Mortgage Insurance Premiums / Mortgage Insurers	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policies)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly
Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time
Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in this free writing prospectus under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)
The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the United Guaranty Mortgage Insurance Policy is 1.774% per annum and the weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the MGIC Mortgage Insurance Policy is 1.897% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Required Final Maturity Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, to the Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for that class, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Current Interest for that class, and

(b) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the related class(es) of certificates prior to the application of Excess Cashflow, to the extent needed to pay any related Net Rate Carryover as follows:

(i) in the case of any such amounts allocated to the issuing entity in respect of the Class 1-A Corridor Contract, to the Class 1-A Certificates, to the extent needed to pay any Net Rate Carryover for such class,

(ii) in the case of any such amounts allocated to the issuing entity in respect of the Class 2-A Corridor Contract, concurrently to each class of Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-A Certificates will be distributed to each class of Class 2-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover, and

(iii) in the case of any such amounts allocated to the issuing entity in respect of the Subordinate Corridor Contract, concurrently to each class of Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Subordinate Certificates will be distributed to each class of Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

Any amounts allocated to the issuing entity in respect of a Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless that Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of that Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related certificates until the Corridor Contract Termination Date. See“— Carryover Reserve Fund” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), until the Certificate Principal Balance thereof is reduced to zero,

(B) from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

(ii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate Certificates by approximately $26,289,000, which is approximately 3.45% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Adjustable Rate Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(b) in “—Distributions — Distributions of Interest” and clause (1)(B)(ii) or (2)(B)(ii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order:

1.
to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

4.
to each class of Adjustable Rate Certificates (in each case after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions with Bear Stearns Financial Products Inc. (the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, one for the benefit of the Class 1-A Certificates, one for the benefit of the Class 2-A Certificates and one for the benefit of the Subordinate Certificates (respectively, the “Class 1-A Corridor Contract”, “Class 2-A Corridor Contract” and “Subordinate Corridor Contract”, together the “Corridor Contracts” and each, a “Corridor Contract”).

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of such Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date such Corridor Contract was executed. Each Corridor Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a “Corridor Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”) pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below.

On or prior to the Distribution Date in August 2007 (the “Corridor Contract Termination Date”), amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Certificates as described above under “—Distributions—Distributions of Funds from the Corridor Contract.” Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of Adjustable Rate Certificates other than the related class or classes of Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under “—Distributions—Distributions of Funds from the Corridor Contracts” and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under “— Distributions —Distributions of Funds from the Corridor Contract.”

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

(ii) the Corridor Contract Notional Balance for that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the related Corridor Contract Notional Balance for the Distribution Date and the aggregate Certificate Principal Balance of the related class or classes of Certificates immediately prior to the Distribution Date, referred to as a “Net Corridor Contract Payment,” and second, to Countrywide Home Loans, any remainder, referred to as an “Excess Corridor Contract Payment.”

Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Corridor Contract for each Distribution Date are as described in the following tables.

CLASS 1-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	237,450,000	8.07489	9.00000
May 2007	235,157,466	7.26732	9.00000
June 2007	232,289,239	7.03280	9.00000
July 2007	228,847,869	7.26714	9.00000
August 2007	224,839,192	7.03263	9.00000

CLASS 2-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	365,673,000	8.21399	9.00000
May 2007	362,218,088	7.39240	9.00000
June 2007	357,875,748	7.15375	9.00000
July 2007	352,649,455	7.39202	9.00000
August 2007	346,547,746	7.15337	9.00000

SUBORDINATE CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
April 2007	132,969,000	8.15923	9.00000
May 2007	132,969,000	7.34316	9.00000
June 2007	132,969,000	7.10614	9.00000
July 2007	132,969,000	7.34287	9.00000
August 2007	132,969,000	7.10586	9.00000

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Corridor Contract, and the Corridor Contract Counterparty fails to transfer such Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in such Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and each rating agency.

If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of such Corridor Contract represents of the aggregate Certificate Principal Balance of the related class or classes of Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products Inc. (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty. On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). Pursuant to the Swap Contract, the terms of a 1992 ISDA Master Agreement (Multicurrency - Cross Border), Schedule and Credit Support Annex were incorporated into the Swap Contract, as if the ISDA Master Agreement, Schedule and Credit Support Annex had been executed by Swap Contract Administrator and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or after the September 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.14% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or after the September 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)
April 2007	0
May 2007	0
June 2007	0
July 2007	0
August 2007	0
September 2007	701,403,088
October 2007	693,062,918
November 2007	683,978,649
December 2007	674,169,865
January 2008	663,658,761
February 2008	652,470,083
March 2008	633,538,959
April 2008	505,787,392
May 2008	496,005,201
June 2008	485,962,339
July 2008	475,647,469
August 2008	465,067,961
September 2008	454,242,868
October 2008	437,274,637
November 2008	426,931,587
December 2008	416,779,475
January 2009	406,815,853
February 2009	397,037,792
March 2009	387,442,555
April 2009	278,706,591
May 2009	272,092,941
June 2009	265,646,690
July 2009	259,359,565
August 2009	253,227,498
September 2009	247,245,641
October 2009	231,397,849
November 2009	225,865,438
December 2009	220,464,436
January 2010	215,190,384
February 2010	210,039,797
March 2010	205,009,823
April 2010	83,108,415
May 2010	80,725,279
June 2010	78,334,226
July 2010	76,110,284
August 2010	73,983,818
September 2010	71,839,455
October 2010	69,939,609
November 2010	67,897,113
December 2010	66,014,178
January 2011	64,247,557
February 2011	62,584,706
March 2011	61,005,734
April 2011	59,670,785
May 2011	58,367,332

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the Swap Contract, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty falls below a required ratings threshold level established by Moody’s and specified in the Swap Contract for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the Swap Contract,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than USD 100,000,000.00 which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than USD 100,000,000.00 (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the Swap Contract occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the Swap Contract. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the third business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the Swap Contract, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received,

3. certain insolvency or bankruptcy events, and

4. a merger by the Swap Contract Administrator without an assumption of its obligations under the Swap Contract.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the Swap Contract occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the Swap Contract. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the Swap Contract occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the Swap Contract:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Counterparty, in the event that an Applied Realized Loss Amount is applied to reduce the Certificate Principal Balance of any class of Class A Certificates,

3. by the Swap Contract Administrator, in the event that (i) the credit rating of the Swap Counterparty (or any related guarantor) falls below an initial threshold level or a second, lower threshold level, each established by Moody’s and S&P and specified in the Swap Contract and (ii) the Swap Counterparty fails to take the actions required under the Swap Contract, which in some cases includes posting collateral under the Credit Support Annex, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of each Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of each Corridor Contract will be distributed to the related class or classes of Certificates to pay any Net Rate Carryover on those Certificates as described under “— Distributions — Distributions of Funds from the Corridor Contract” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in April 2017 up to and including the Distribution Date in March 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule
Month of Distribution Date	40-Year Target ($)
April 2017	31,436,847
May 2017	31,004,726
June 2017	30,578,451
July 2017	30,157,944
August 2017	29,743,128
September 2017	29,333,925
October 2017	28,930,260
November 2017	28,532,059
December 2017	28,139,247
January 2018	27,751,752
February 2018	27,369,503
March 2018	26,992,428
April 2018	26,620,459
May 2018	26,253,526
June 2018	25,891,561
July 2018	25,534,497
August 2018	25,182,269
September 2018	24,834,811
October 2018	24,492,059
November 2018	24,153,949
December 2018	23,820,420
January 2019	23,491,408
February 2019	23,166,854
March 2019	22,846,697
April 2019	22,530,878
May 2019	22,219,339
June 2019	21,912,021
July 2019	21,608,868
August 2019	21,309,824
September 2019	21,014,834
October 2019	20,723,842
November 2019	20,436,795
December 2019	20,153,639
January 2020	19,874,323
February 2020	19,598,794
March 2020	19,327,002
April 2020	19,058,895
May 2020	18,794,425
June 2020	18,533,542
July 2020	18,276,199
August 2020	18,022,346
September 2020	17,771,937
October 2020	17,524,927
November 2020	17,281,268
December 2020	17,040,915
January 2021	16,803,825
February 2021	16,569,953
March 2021	16,339,256
April 2021	16,111,691
May 2021	15,887,215
June 2021	15,665,787
July 2021	15,447,366
August 2021	15,231,912
September 2021	15,019,384
October 2021	14,809,742
November 2021	14,602,949
December 2021	14,398,965
January 2022	14,197,753
February 2022	13,999,275
March 2022	13,803,494
April 2022	13,610,375
May 2022	13,419,880
June 2022	13,231,975
July 2022	13,046,625
August 2022	12,863,795
September 2022	12,683,451
October 2022	12,505,560
November 2022	12,330,089
December 2022	12,157,005
January 2023	11,986,275
February 2023	11,817,869
March 2023	11,651,754
April 2023	11,487,899
May 2023	11,326,275
June 2023	11,166,852
July 2023	11,009,598
August 2023	10,854,486
September 2023	10,701,486
October 2023	10,550,569
November 2023	10,401,709
December 2023	10,254,876
January 2024	10,110,044
February 2024	9,967,185
March 2024	9,826,273
April 2024	9,687,281
May 2024	9,550,184
June 2024	9,414,957
July 2024	9,281,573
August 2024	9,150,008
September 2024	9,020,237
October 2024	8,892,237
November 2024	8,765,982
December 2024	8,641,451
January 2025	8,518,619
February 2025	8,397,463
March 2025	8,277,961
April 2025	8,160,091
May 2025	8,043,830
June 2025	7,929,156
July 2025	7,816,049
August 2025	7,704,487
September 2025	7,594,450
October 2025	7,485,916
November 2025	7,378,865
December 2025	7,273,277
January 2026	7,169,133
February 2026	7,066,414
March 2026	6,965,098
April 2026	6,865,169
May 2026	6,766,607
June 2026	6,669,393
July 2026	6,573,510
August 2026	6,478,939
September 2026	6,385,663
October 2026	6,293,663
November 2026	6,202,924
December 2026	6,113,428
January 2027	6,025,158
February 2027	5,938,097
March 2027	5,852,229
April 2027	5,767,538
May 2027	5,684,009
June 2027	5,601,625
July 2027	5,520,370
August 2027	5,440,231
September 2027	5,361,190
October 2027	5,283,235
November 2027	5,206,350
December 2027	5,130,520
January 2028	5,055,731
February 2028	4,981,970
March 2028	4,909,221
April 2028	4,837,473
May 2028	4,766,710
June 2028	4,696,920
July 2028	4,628,090
August 2028	4,560,206
September 2028	4,493,256
October 2028	4,427,227
November 2028	4,362,107
December 2028	4,297,883
January 2029	4,234,544
February 2029	4,172,076
March 2029	4,110,469
April 2029	4,049,711
May 2029	3,989,790
June 2029	3,930,696
July 2029	3,872,416
August 2029	3,814,939
September 2029	3,758,256
October 2029	3,702,354
November 2029	3,647,225
December 2029	3,592,856
January 2030	3,539,238
February 2030	3,486,361
March 2030	3,434,214
April 2030	3,382,788
May 2030	3,332,072
June 2030	3,282,058
July 2030	3,232,736
August 2030	3,184,097
September 2030	3,136,130
October 2030	3,088,827
November 2030	3,042,180
December 2030	2,996,178
January 2031	2,950,814
February 2031	2,906,079
March 2031	2,861,964
April 2031	2,818,460
May 2031	2,775,561
June 2031	2,733,256
July 2031	2,691,539
August 2031	2,650,401
September 2031	2,609,834
October 2031	2,569,831
November 2031	2,530,385
December 2031	2,491,486
January 2032	2,453,129
February 2032	2,415,305
March 2032	2,378,008
April 2032	2,341,230
May 2032	2,304,964
June 2032	2,269,204
July 2032	2,233,942
August 2032	2,199,171
September 2032	2,164,886
October 2032	2,131,079
November 2032	2,097,744
December 2032	2,064,874
January 2033	2,032,464
February 2033	2,000,506
March 2033	1,968,995
April 2033	1,937,925
May 2033	1,907,290
June 2033	1,877,084

Month of Distribution Date	40-Year Target ($)
July 2033	1,847,300
August 2033	1,817,934
September 2033	1,788,979
October 2033	1,760,430
November 2033	1,732,281
December 2033	1,704,528
January 2034	1,677,164
February 2034	1,650,184
March 2034	1,623,584
April 2034	1,597,357
May 2034	1,571,500
June 2034	1,546,006
July 2034	1,520,870
August 2034	1,496,089
September 2034	1,471,657
October 2034	1,447,570
November 2034	1,423,822
December 2034	1,400,409
January 2035	1,377,327
February 2035	1,354,571
March 2035	1,332,136
April 2035	1,310,018
May 2035	1,288,214
June 2035	1,266,718
July 2035	1,245,526
August 2035	1,224,634
September 2035	1,204,039
October 2035	1,183,736
November 2035	1,163,721
December 2035	1,143,990
January 2036	1,124,539
February 2036	1,105,365
March 2036	1,086,464
April 2036	1,067,831
May 2036	1,049,464
June 2036	1,031,359
July 2036	1,013,512
August 2036	995,919
September 2036	978,577
October 2036	961,483
November 2036	944,634
December 2036	928,025
January 2037	911,654
February 2037	895,518
March 2037	879,612

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in April 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $17,839,859.

On each Distribution Date beginning on the Distribution Date in April 2027 up to and including the Distribution Date in March 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in March 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) to the Class 1-A Certificates, until the Certificate Principal Balance thereof is reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(3) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	27	$6,405,084	2.14%	$237,225	7.606%	359.09	569	85.5%
2/28 6-month LIBOR	956	148,280,608	49.65	155,105	8.558	359.00	596	83.3
2/38 6-month LIBOR	388	80,415,700	26.92	207,257	8.130	479.03	584	79.0
2/28 6-month LIBOR - 60-month Interest Only	121	28,841,019	9.66	238,356	7.493	358.96	667	81.8
2/28 6-month LIBOR - 40/30-Year Balloon	52	12,128,739	4.06	233,245	8.066	358.28	589	74.1
3/27 6-month LIBOR	73	10,316,114	3.45	141,317	8.503	358.69	601	81.7
3/37 6-month LIBOR	15	3,047,265	1.02	203,151	8.113	478.99	594	75.7
3/27 6-month LIBOR - 60-month Interest Only	2	545,000	0.18	272,500	7.915	359.00	659	94.7
3/27 6-month LIBOR - 40/30-Year Balloon	4	530,511	0.18	132,628	8.412	358.18	588	73.2
5/25 6-month LIBOR	17	3,502,743	1.17	206,044	7.109	359.13	625	80.1
5/35 6-month LIBOR	13	3,326,647	1.11	255,896	7.289	479.03	616	78.7
5/25 6-month LIBOR - 120-month Interest Only	4	828,000	0.28	207,000	6.473	359.00	683	75.6
5/25 6-month LIBOR - 40/30-Year Balloon	2	500,315	0.17	250,158	6.993	358.00	596	81.8
Total	1,674	$298,667,745	100.00%

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,258	$211,878,134	70.94%	$168,425	8.316%	358.94	605	82.5%
ARM 480	416	86,789,612	29.06	208,629	8.097	479.03	586	78.9
Total	1,674	$298,667,745	100.00%

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$25,000.01 - $50,000.00	7	$306,911	0.10%	$43,844	10.494%	377.93	602	80.7%
$50,000.01 - $75,000.00	135	8,366,018	2.80	61,971	9.852	366.32	602	88.1
$75,000.01 - $100,000.00	198	17,496,717	5.86	88,367	9.383	372.90	600	86.0
$100,000.01 - $150,000.00	455	56,464,257	18.91	124,097	8.609	383.47	600	83.2
$150,000.01 - $200,000.00	310	54,469,649	18.24	175,709	8.321	396.67	597	81.7
$200,000.01 - $250,000.00	220	49,413,481	16.54	224,607	8.066	399.72	602	81.0
$250,000.01 - $300,000.00	139	38,274,097	12.81	275,353	7.927	394.77	602	80.5
$300,000.01 - $350,000.00	124	40,102,363	13.43	323,406	7.778	404.92	598	80.5
$350,000.01 - $400,000.00	61	22,852,802	7.65	374,636	7.754	406.14	595	76.6
$400,000.01 - $450,000.00	18	7,419,524	2.48	412,196	7.603	392.34	607	79.0
$450,000.01 - $500,000.00	5	2,353,601	0.79	470,720	8.524	406.87	620	75.4
$500,000.01 - $550,000.00	1	529,576	0.18	529,576	7.125	359.00	502	53.0
$600,000.01 - $650,000.00	1	618,750	0.21	618,750	6.640	360.00	644	74.5
Total	1,674	$298,667,745	100.00%

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	28	$3,060,659	1.02%	$109,309	8.892%	377.79	592	88.4%
Alaska	4	688,652	0.23	172,163	8.720	401.57	629	79.9
Arizona	81	15,717,499	5.26	194,043	7.781	400.51	611	82.0
Arkansas	8	721,797	0.24	90,225	9.079	380.33	593	92.3
California	165	45,046,772	15.08	273,011	7.590	416.36	598	73.7
Colorado	24	4,402,384	1.47	183,433	8.186	412.26	597	86.5
Connecticut	36	7,600,692	2.54	211,130	8.238	395.93	610	81.5
Delaware	6	1,337,692	0.45	222,949	7.426	397.71	620	76.6
District of Columbia	4	1,012,231	0.34	253,058	8.303	398.69	562	64.1
Florida	198	35,982,219	12.05	181,728	8.270	390.54	598	80.2
Georgia	92	14,296,238	4.79	155,394	8.883	379.88	599	87.9
Hawaii	11	3,243,213	1.09	294,838	7.682	383.69	624	78.6
Idaho	15	2,457,581	0.82	163,839	8.410	388.91	603	85.2
Illinois	59	11,372,054	3.81	192,747	8.478	372.00	605	84.0
Indiana	41	3,989,371	1.34	97,302	9.600	381.05	604	89.9
Iowa	11	797,665	0.27	72,515	9.947	359.09	607	92.2
Kansas	10	954,256	0.32	95,426	9.432	359.09	595	89.2
Kentucky	24	2,746,137	0.92	114,422	8.655	373.82	603	88.1
Louisiana	9	1,139,429	0.38	126,603	8.800	397.73	594	90.1
Maine	11	2,398,316	0.80	218,029	8.341	397.20	571	75.3
Maryland	47	9,709,625	3.25	206,588	8.156	416.63	608	80.3
Massachusetts	36	7,552,901	2.53	209,803	7.993	396.60	586	77.8
Michigan	59	6,267,799	2.10	106,234	9.262	380.66	595	87.3
Minnesota	25	4,590,678	1.54	183,627	8.498	394.50	619	85.4
Mississippi	15	1,497,987	0.50	99,866	8.858	394.23	601	91.3
Missouri	47	5,390,440	1.80	114,690	9.195	382.26	594	87.5
Montana	8	1,491,562	0.50	186,445	7.479	390.20	626	77.3
Nebraska	3	295,431	0.10	98,477	9.026	406.10	612	89.1
Nevada	29	6,336,231	2.12	218,491	7.894	405.68	608	80.4
New Hampshire	10	1,721,280	0.58	172,128	8.098	391.10	584	80.0
New Jersey	60	15,164,839	5.08	252,747	8.158	386.22	589	77.8
New Mexico	13	2,264,210	0.76	174,170	8.113	403.60	632	82.9
New York	40	10,346,370	3.46	258,659	7.739	402.03	593	77.7
North Carolina	41	5,136,760	1.72	125,287	8.970	371.59	617	86.4
Ohio	34	3,587,777	1.20	105,523	9.266	365.74	590	88.4
Oklahoma	18	2,004,530	0.67	111,363	9.690	370.54	587	90.0
Oregon	27	5,397,562	1.81	199,910	7.863	418.27	590	81.1
Pennsylvania	49	6,835,921	2.29	139,509	8.604	385.42	583	84.8
Rhode Island	7	1,880,509	0.63	268,644	8.280	405.14	650	86.3
South Carolina	22	3,119,562	1.04	141,798	8.867	369.33	597	86.3
Tennessee	30	3,758,998	1.26	125,300	8.722	370.01	602	89.1
Texas	62	7,442,990	2.49	120,048	8.788	366.88	600	86.0
Utah	31	5,241,686	1.76	169,087	8.503	384.19	611	84.5
Vermont	2	317,491	0.11	158,745	9.062	358.24	537	74.7
Virginia	46	8,741,983	2.93	190,043	7.993	395.32	593	82.2
Washington	40	9,192,376	3.08	229,809	7.606	406.71	592	79.4
West Virginia	7	814,512	0.27	116,359	8.314	358.65	599	83.1
Wisconsin	27	3,337,082	1.12	123,596	9.229	369.63	607	88.6
Wyoming	2	263,796	0.09	131,898	8.998	410.80	539	78.9
Total	1,674	$298,667,745	100.00%

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	33	$6,468,767	2.17%	$196,023	7.742%	408.17	578	41.6%
50.01 - 55.00	26	5,592,298	1.87	215,088	7.482	404.38	552	53.2
55.01 - 60.00	40	8,983,641	3.01	224,591	7.653	403.19	576	57.8
60.01 - 65.00	64	13,072,419	4.38	204,257	7.586	411.30	589	63.6
65.01 - 70.00	78	14,996,729	5.02	192,266	7.906	405.98	586	68.5
70.01 - 75.00	113	25,976,340	8.70	229,879	7.767	411.48	572	73.8
75.01 - 80.00	423	70,594,817	23.64	166,891	8.053	388.20	618	79.7
80.01 - 85.00	204	40,020,052	13.40	196,177	8.201	394.53	584	84.3
85.01 - 90.00	342	62,614,222	20.96	183,083	8.452	391.37	605	89.5
90.01 - 95.00	215	33,462,617	11.20	155,640	8.868	385.56	606	94.6
95.01 - 100.00	136	16,885,843	5.65	124,161	9.581	375.84	625	100.0
Total	1,674	$298,667,745	100.00%

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	33	$6,468,767	2.17%	$196,023	7.742%	408.17	578	41.6%
50.01 - 55.00	25	5,466,329	1.83	218,653	7.460	402.66	551	53.2
55.01 - 60.00	38	8,328,862	2.79	219,181	7.676	406.63	575	57.8
60.01 - 65.00	64	13,072,419	4.38	204,257	7.586	411.30	589	63.6
65.01 - 70.00	78	14,996,729	5.02	192,266	7.906	405.98	586	68.5
70.01 - 75.00	107	25,256,117	8.46	236,038	7.767	412.46	571	73.8
75.01 - 80.00	166	33,214,268	11.12	200,086	8.046	392.09	578	79.0
80.01 - 85.00	202	39,883,769	13.35	197,444	8.193	394.66	584	84.3
85.01 - 90.00	344	62,944,745	21.08	182,979	8.449	391.20	605	89.4
90.01 - 95.00	222	34,399,539	11.52	154,953	8.863	385.26	607	94.0
95.01 - 100.00	395	54,636,200	18.29	138,319	8.514	382.07	644	86.0
Total	1,674	$298,667,745	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	5	$1,101,266	0.37%	$220,253	5.500%	445.69	624	69.3%
5.501 - 6.000	24	5,565,659	1.86	231,902	5.919	390.75	630	75.6
6.001 - 6.500	63	16,643,455	5.57	264,182	6.344	403.67	616	77.0
6.501 - 7.000	122	29,547,380	9.89	242,192	6.804	401.65	609	76.8
7.001 - 7.500	154	31,915,174	10.69	207,241	7.323	393.38	612	76.2
7.501 - 8.000	242	49,211,218	16.48	203,352	7.807	395.47	609	79.4
8.001 - 8.500	214	40,104,834	13.43	187,406	8.293	393.05	597	80.1
8.501 - 9.000	280	48,031,367	16.08	171,541	8.795	388.04	594	82.7
9.001 - 9.500	215	34,823,010	11.66	161,967	9.317	399.05	576	86.0
9.501 - 10.000	193	25,657,664	8.59	132,941	9.779	389.45	589	89.6
10.001 - 10.500	80	8,475,764	2.84	105,947	10.263	375.74	596	91.0
10.501 - 11.000	45	4,637,382	1.55	103,053	10.786	379.55	586	89.0
11.001 - 11.500	23	2,052,359	0.69	89,233	11.245	389.53	584	89.5
11.501 - 12.000	14	901,211	0.30	64,372	11.742	359.10	594	91.6
Total	1,674	$298,667,745	100.00%

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,298	$224,395,807	75.13%	$172,878	8.264%	395.33	596	81.5%
Planned Unit Development	200	41,163,774	13.78	205,819	8.155	387.86	608	83.1
Low-Rise Condominium	94	15,040,806	5.04	160,009	8.227	393.25	615	79.4
Two Family Home	64	12,920,452	4.33	201,882	8.272	385.50	611	79.0
Three Family Home	9	2,842,746	0.95	315,861	8.238	377.05	628	75.5
High-Rise Condominium	6	1,457,282	0.49	242,880	9.058	401.44	641	85.2
Four Family Home	3	846,878	0.28	282,293	8.435	468.12	606	60.2
Total	1,674	$298,667,745	100.00%

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	993	$211,143,416	70.70%	$212,632	8.001%	398.02	591	79.1%
Purchase	580	69,301,253	23.20	119,485	8.962	382.31	626	87.3
Refinance - Rate/Term	101	18,223,076	6.10	180,426	8.462	389.14	598	85.7
Total	1,674	$298,667,745	100.00%

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,536	$278,631,084	93.29%	$181,400	8.218%	394.22	596	81.3%
Investment Property	103	13,365,573	4.48	129,763	8.893	385.71	643	84.7
Second Home	35	6,671,089	2.23	190,603	8.374	394.18	657	80.7
Total	1,674	$298,667,745	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	1,258	$211,878,134	70.94%	$168,425	8.316%	358.94	605	82.5%
Greater than 360	416	86,789,612	29.06	208,629	8.097	479.03	586	78.9
Total	1,674	$298,667,745	100.00%

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,124	$187,942,699	62.93%	$167,209	8.145%	394.41	591	83.1%
Stated Income	550	110,725,046	37.07	201,318	8.433	392.86	614	78.6
Total	1,674	$298,667,745	100.00%

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$163,200	0.05%	$163,200	6.000%	359.00	814	80.0%
781 - 800	2	191,854	0.06	95,927	7.363	359.00	795	76.9
761 - 780	6	1,010,956	0.34	168,493	8.046	403.35	774	83.3
741 - 760	7	1,245,196	0.42	177,885	7.886	385.01	757	86.1
721 - 740	25	4,317,626	1.45	172,705	7.664	367.58	732	78.7
701 - 720	16	3,125,258	1.05	195,329	7.280	386.24	708	80.6
681 - 700	52	9,527,943	3.19	183,230	7.974	375.14	690	83.1
661 - 680	106	20,173,053	6.75	190,312	7.805	383.84	669	82.9
641 - 660	176	32,153,045	10.77	182,688	7.983	377.62	649	84.2
621 - 640	155	28,107,677	9.41	181,340	7.952	393.14	631	83.8
601 - 620	248	42,072,797	14.09	169,648	8.208	393.84	610	83.5
581 - 600	236	39,540,140	13.24	167,543	8.545	396.23	591	83.4
561 - 580	218	37,976,854	12.72	174,206	8.513	392.75	570	81.6
541 - 560	202	38,266,238	12.81	189,437	8.471	402.99	550	80.7
521 - 540	143	24,786,088	8.30	173,329	8.392	411.45	531	75.4
501 - 520	73	14,298,873	4.79	195,875	8.495	409.53	510	68.7
500 or Less	8	1,710,949	0.57	213,869	8.564	397.40	500	74.3
Total	1,674	$298,667,745	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,363	$234,352,676	78.47%	$171,939	8.271%	390.18	608	83.6%
A-	97	20,045,240	6.71	206,652	8.232	405.12	570	77.9
B	145	30,846,204	10.33	212,732	8.077	410.24	569	74.5
C	58	11,510,182	3.85	198,451	8.161	399.57	560	63.9
C-	5	885,382	0.30	177,076	9.151	401.21	573	68.1
D	6	1,028,062	0.34	171,344	9.688	443.72	541	64.0
Total	1,674	$298,667,745	100.00%

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	497	$88,961,011	29.79%	$178,996	8.511%	385.82	601	82.5%
6	1	249,848	0.08	249,848	7.800	358.00	617	84.5
12	67	17,094,493	5.72	255,142	8.073	392.69	599	78.6
24	1,025	178,378,779	59.72	174,028	8.160	397.88	599	81.1
36	84	13,983,614	4.68	166,472	8.005	395.29	606	81.1
Total	1,674	$298,667,745	100.00%

Months to Next Adjustment Date for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	27	$6,405,084	2.14%	$237,225	7.606%	359.09	569	85.5%
13 - 18	18	4	762,215	0.26	190,554	8.100	354.00	602	77.3
19 - 24	23	1,513	268,903,850	90.03	177,729	8.295	394.87	599	81.4
25 - 31	31	2	178,420	0.06	89,210	9.404	355.00	573	80.0
32 - 37	35	92	14,260,470	4.77	155,005	8.382	384.43	601	80.6
38 or Greater	59	36	8,157,705	2.73	226,603	7.111	407.94	625	79.2
Total		1,674	$298,667,745	100.00%

Gross Margins for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$332,000	0.11%	$332,000	9.375%	480.00	538	83.0%
2.001 - 3.000	2	501,671	0.17	250,835	6.789	414.47	608	82.6
3.001 - 4.000	8	908,788	0.30	113,599	8.778	375.10	587	84.1
4.001 - 5.000	55	11,450,810	3.83	208,197	7.587	387.37	602	77.1
5.001 - 6.000	167	30,597,083	10.24	183,216	7.906	391.55	607	77.3
6.001 - 7.000	1,208	213,541,092	71.50	176,772	8.241	395.18	599	81.7
7.001 - 8.000	233	41,336,302	13.84	177,409	8.745	389.85	595	84.1
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Gross Margin for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.537%.

Maximum Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	3	$503,429	0.17%	$167,810	5.949%	388.54	604	70.9%
12.001 - 12.500	7	1,830,307	0.61	261,472	5.854	410.94	631	73.6
12.501 - 13.000	45	11,020,598	3.69	244,902	6.389	397.46	629	72.2
13.001 - 13.500	84	20,099,740	6.73	239,283	6.554	402.03	613	76.3
13.501 - 14.000	141	32,641,988	10.93	231,503	7.094	400.11	605	77.5
14.001 - 14.500	160	33,141,554	11.10	207,135	7.474	393.22	608	77.4
14.501 - 15.000	232	46,039,635	15.42	198,447	7.930	395.90	608	80.6
15.001 - 15.500	215	39,870,169	13.35	185,443	8.433	393.96	594	80.7
15.501 - 16.000	270	45,838,819	15.35	169,773	8.873	388.26	593	83.4
16.001 - 16.500	191	30,284,929	10.14	158,560	9.331	398.86	578	86.0
16.501 - 17.000	176	22,723,027	7.61	129,108	9.807	385.70	589	89.0
17.001 - 17.500	74	7,836,804	2.62	105,903	10.260	377.24	597	91.1
17.501 - 18.000	39	3,883,174	1.30	99,569	10.792	378.48	591	92.6
18.001 - 18.500	23	2,052,359	0.69	89,233	11.245	389.53	584	89.5
18.501 - 19.000	14	901,211	0.30	64,372	11.742	359.10	594	91.6
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.111%.

Initial Periodic Rate Caps for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	38	$8,817,855	2.95%	$232,049	7.740%	373.77	572	81.5%
1.500	1,295	226,608,390	75.87	174,987	8.308	394.72	600	82.3
2.000	5	939,889	0.31	187,978	8.406	357.07	645	69.2
3.000	336	62,301,611	20.86	185,421	8.118	394.01	601	78.5
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.800%.

Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	335	$62,991,008	21.09%	$188,033	8.154%	391.00	595	78.5%
1.500	1,339	235,676,737	78.91	176,010	8.278	394.59	601	82.2
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.395%.

Minimum Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	29	$6,666,925	2.23%	$229,894	5.850%	399.83	629	74.5%
6.001 - 7.000	185	46,190,836	15.47	249,680	6.638	402.38	612	76.8
7.001 - 8.000	396	81,126,392	27.16	204,865	7.617	394.65	610	78.1
8.001 - 9.000	494	88,136,202	29.51	178,413	8.566	390.32	595	81.5
9.001 - 10.000	408	60,480,674	20.25	148,237	9.513	394.98	582	87.5
Greater than 10.000	162	16,066,716	5.38	99,177	10.622	377.67	592	90.3
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.252%.

Next Adjustment Dates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	24	$5,824,984	1.95%	$242,708	7.481%	359.00	566	85.3%
September 2007	3	580,100	0.19	193,367	8.856	360.00	591	87.4
September 2008	4	762,215	0.26	190,554	8.100	354.00	602	77.3
October 2008	1	214,925	0.07	214,925	8.740	355.00	603	95.0
November 2008	16	2,954,574	0.99	184,661	8.324	371.85	616	77.9
December 2008	36	5,975,827	2.00	165,995	8.604	381.96	600	83.7
January 2009	122	22,733,576	7.61	186,341	8.351	386.94	600	79.8
February 2009	1,117	198,005,702	66.30	177,266	8.267	396.58	599	81.5
March 2009	221	39,019,248	13.06	176,558	8.352	394.76	603	81.9
October 2009	2	178,420	0.06	89,210	9.404	355.00	573	80.0
November 2009	3	335,204	0.11	111,735	7.951	404.27	564	58.6
December 2009	6	556,556	0.19	92,759	9.024	357.00	594	75.1
January 2010	28	2,489,499	0.83	88,911	9.244	358.00	606	81.6
February 2010	46	9,261,972	3.10	201,347	8.259	391.94	598	80.7
March 2010	9	1,617,240	0.54	179,693	7.631	387.43	622	84.8
January 2012	3	760,117	0.25	253,372	6.995	399.01	571	73.4
February 2012	30	6,584,089	2.20	219,470	7.161	408.63	636	80.5
March 2012	3	813,500	0.27	271,167	6.814	410.74	590	73.8
Total	1,674	$298,667,745	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 1 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,547	$268,453,726	89.88%	$173,532	8.340%	397.76	592	81.4%
60	123	29,386,019	9.84	238,911	7.501	358.96	667	82.1
120	4	828,000	0.28	207,000	6.473	359.00	683	75.6
Total	1,674	$298,667,745	100.00%

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	12	$5,175,646	1.12%	$431,304	7.628%	359.14	599	87.5%
2/28 6-month LIBOR	829	159,182,747	34.46	192,018	8.883	359.03	610	82.9
2/38 6-month LIBOR	257	72,282,532	15.65	281,255	8.472	479.05	608	81.2
2/28 6-month LIBOR - 60-month Interest Only	588	169,939,660	36.79	289,013	7.785	359.00	634	83.0
2/28 6-month LIBOR - 40/30-Year Balloon	46	12,953,382	2.80	281,595	8.656	358.22	597	79.1
3/27 6-month LIBOR	73	12,801,738	2.77	175,366	9.041	358.31	618	81.2
3/37 6-month LIBOR	5	1,479,465	0.32	295,893	7.714	479.05	630	87.5
3/27 6-month LIBOR - 60-month Interest Only	25	7,096,783	1.54	283,871	7.542	359.02	628	80.8
3/27 6-month LIBOR - 40/30-Year Balloon	1	272,857	0.06	272,857	9.690	357.00	596	100.0
5/25 6-month LIBOR	20	4,861,505	1.05	243,075	7.914	358.85	593	77.1
5/35 6-month LIBOR	18	5,254,824	1.14	291,935	7.484	479.09	602	74.4
5/25 6-month LIBOR - 120-month Interest Only	30	10,658,284	2.31	355,276	6.835	359.23	630	78.9
Total	1,904	$461,959,425	100.00%

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	1,624	$382,942,603	82.90%	$235,802	8.283%	358.97	621	82.6%
ARM 480	280	79,016,822	17.10	282,203	8.392	479.06	608	80.9
Total	1,904	$461,959,425	100.00%

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	0.01%	$24,992	11.500%	359.00	507	78.1%
$25,000.01 - $50,000.00	6	279,758	0.06	46,626	10.550	358.40	580	74.1
$50,000.01 - $75,000.00	121	7,826,971	1.69	64,686	9.869	369.45	591	80.7
$75,000.01 - $100,000.00	158	13,933,263	3.02	88,185	9.266	371.32	599	81.5
$100,000.01 - $150,000.00	332	41,722,137	9.03	125,669	9.057	370.83	602	82.8
$150,000.01 - $200,000.00	320	56,004,877	12.12	175,015	8.612	379.19	621	82.5
$200,000.01 - $250,000.00	250	55,958,219	12.11	223,833	8.382	377.94	619	83.0
$250,000.01 - $300,000.00	192	52,592,477	11.38	273,919	8.272	373.80	619	83.5
$300,000.01 - $350,000.00	114	36,811,091	7.97	322,904	8.190	377.63	618	82.2
$350,000.01 - $400,000.00	108	40,646,152	8.80	376,353	8.058	376.75	624	81.8
$400,000.01 - $450,000.00	84	35,799,280	7.75	426,182	7.986	380.67	619	84.0
$450,000.01 - $500,000.00	96	45,441,252	9.84	473,346	7.812	393.88	623	81.9
$500,000.01 - $550,000.00	43	22,647,726	4.90	526,691	7.924	375.55	625	83.7
$550,000.01 - $600,000.00	33	19,137,677	4.14	579,930	8.051	391.72	616	79.6
$600,000.01 - $650,000.00	19	11,927,615	2.58	627,769	7.431	390.28	628	82.9
$650,000.01 - $700,000.00	8	5,391,820	1.17	673,978	8.559	433.82	619	89.6
$700,000.01 - $750,000.00	4	2,948,836	0.64	737,209	7.214	359.25	633	76.4
$750,000.01 - $800,000.00	5	3,905,464	0.85	781,093	7.556	383.00	679	75.2
$800,000.01 - $850,000.00	3	2,484,394	0.54	828,131	8.313	359.00	601	73.6
$850,000.01 - $900,000.00	4	3,553,882	0.77	888,471	7.843	358.50	553	69.8
Greater than $900,000.00	3	2,921,542	0.63	973,847	8.066	400.41	721	72.3
Total	1,904	$461,959,425	100.00%

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	33	$3,808,777	0.82%	$115,417	9.623%	368.57	596	85.3%
Alaska	4	1,238,591	0.27	309,648	8.265	412.00	619	86.5
Arizona	124	27,810,581	6.02	224,279	8.371	383.86	621	81.0
Arkansas	3	494,105	0.11	164,702	9.665	409.68	613	96.5
California	277	104,931,048	22.71	378,812	7.467	379.57	623	81.5
Colorado	24	7,220,591	1.56	300,858	8.208	385.09	626	83.5
Connecticut	31	7,565,534	1.64	244,049	8.993	384.84	602	84.0
Delaware	4	1,098,867	0.24	274,717	8.416	444.31	609	92.3
District of Columbia	5	1,557,941	0.34	311,588	8.344	358.74	608	76.6
Florida	275	63,004,470	13.64	229,107	8.484	383.20	624	82.2
Georgia	51	10,757,358	2.33	210,929	9.018	366.09	614	88.2
Hawaii	10	3,493,920	0.76	349,392	7.945	375.54	647	80.7
Idaho	11	2,505,700	0.54	227,791	8.681	359.00	611	85.2
Illinois	92	20,696,085	4.48	224,957	8.945	387.80	626	81.4
Indiana	15	1,737,977	0.38	115,865	8.661	365.99	614	83.0
Iowa	4	442,763	0.10	110,691	8.297	359.00	618	84.6
Kansas	5	406,705	0.09	81,341	10.285	359.32	611	93.6
Kentucky	11	1,459,105	0.32	132,646	8.769	390.26	614	90.5
Louisiana	19	3,558,194	0.77	187,273	9.581	359.16	595	87.1
Maine	4	584,582	0.13	146,145	9.089	384.41	565	64.8
Maryland	54	13,726,400	2.97	254,193	8.265	381.84	616	78.5
Massachusetts	32	9,549,927	2.07	298,435	8.223	374.93	593	80.6
Michigan	80	8,960,932	1.94	112,012	9.606	366.34	611	85.2
Minnesota	17	2,937,089	0.64	172,770	9.043	362.80	606	80.2
Mississippi	21	2,636,599	0.57	125,552	9.108	361.57	595	87.4
Missouri	31	4,337,587	0.94	139,922	8.829	381.52	632	83.5
Montana	7	1,444,442	0.31	206,349	8.656	416.19	615	76.1
Nebraska	2	273,663	0.06	136,831	10.030	359.00	522	76.1
Nevada	37	10,501,014	2.27	283,811	8.187	376.13	601	85.3
New Hampshire	5	966,880	0.21	193,376	8.362	359.11	616	88.5
New Jersey	61	16,781,817	3.63	275,112	8.262	380.27	618	79.8
New Mexico	5	514,481	0.11	102,896	8.903	358.74	584	86.7
New York	83	30,642,352	6.63	369,185	8.014	405.08	643	79.5
North Carolina	29	4,479,519	0.97	154,466	9.383	367.47	595	83.4
North Dakota	1	135,007	0.03	135,007	6.900	359.00	594	80.0
Ohio	21	2,989,598	0.65	142,362	9.215	359.27	600	87.5
Oklahoma	12	1,328,551	0.29	110,713	9.075	369.24	590	86.6
Oregon	18	4,732,157	1.02	262,898	7.761	392.45	607	78.7
Pennsylvania	53	8,402,241	1.82	158,533	8.828	373.20	582	82.5
Rhode Island	4	823,420	0.18	205,855	8.592	359.58	631	85.2
South Carolina	8	2,236,047	0.48	279,506	8.865	359.00	585	85.8
Tennessee	36	4,978,744	1.08	138,298	8.914	363.64	597	88.7
Texas	114	20,120,201	4.36	176,493	8.634	365.63	617	85.2
Utah	29	8,310,146	1.80	286,557	8.524	364.34	615	83.1
Vermont	1	80,963	0.02	80,963	9.875	359.00	553	75.0
Virginia	41	11,040,633	2.39	269,284	8.667	368.93	609	84.1
Washington	66	19,075,002	4.13	289,015	8.270	376.67	620	83.0
West Virginia	3	301,881	0.07	100,627	9.365	359.00	609	75.5
Wisconsin	23	3,584,817	0.78	155,862	8.799	368.89	617	80.4
Wyoming	8	1,694,417	0.37	211,802	7.785	359.14	636	85.6
Total	1,904	$461,959,425	100.00%

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	62	$10,528,251	2.28%	$169,810	8.085%	387.02	572	40.4%
50.01 - 55.00	17	3,819,425	0.83	224,672	7.778	371.77	609	52.6
55.01 - 60.00	28	6,669,799	1.44	238,207	8.026	393.74	585	57.5
60.01 - 65.00	41	10,124,071	2.19	246,929	8.080	398.59	573	63.0
65.01 - 70.00	72	22,079,319	4.78	306,657	8.020	392.55	592	68.6
70.01 - 75.00	91	23,103,629	5.00	253,886	8.186	378.54	593	73.8
75.01 - 80.00	737	179,428,457	38.84	243,458	8.007	376.89	644	79.8
80.01 - 85.00	166	45,392,411	9.83	273,448	8.209	377.37	599	84.4
85.01 - 90.00	303	77,607,932	16.80	256,132	8.489	380.08	606	89.7
90.01 - 95.00	228	51,879,861	11.23	227,543	8.815	382.48	606	94.7
95.01 - 100.00	159	31,326,270	6.78	197,021	9.360	372.03	630	99.9
Total	1,904	$461,959,425	100.00%

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool
Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	58	$9,467,288	2.05%	$163,229	8.051%	383.38	571	40.5%
50.01 - 55.00	18	3,985,425	0.86	221,413	7.745	371.24	607	51.7
55.01 - 60.00	28	6,669,799	1.44	238,207	8.026	393.74	585	57.5
60.01 - 65.00	42	9,904,152	2.14	235,813	8.371	405.91	570	61.8
65.01 - 70.00	71	22,302,301	4.83	314,117	7.980	392.21	592	68.4
70.01 - 75.00	82	20,591,397	4.46	251,115	8.300	380.94	587	73.8
75.01 - 80.00	135	36,939,963	8.00	273,629	7.960	378.51	595	79.4
80.01 - 85.00	168	47,150,846	10.21	280,660	8.164	376.70	601	83.7
85.01 - 90.00	305	77,981,430	16.88	255,677	8.499	379.98	606	89.6
90.01 - 95.00	240	54,181,869	11.73	225,758	8.797	383.98	607	94.1
95.01 - 100.00	757	172,784,954	37.40	228,250	8.243	374.98	652	83.5
Total	1,904	$461,959,425	100.00%
____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	10	$4,095,950	0.89%	$409,595	5.500%	396.88	637	80.8%
5.501 - 6.000	27	9,914,331	2.15	367,197	5.898	370.69	619	75.9
6.001 - 6.500	73	23,763,129	5.14	325,522	6.335	368.19	623	75.4
6.501 - 7.000	138	45,730,046	9.90	331,377	6.794	376.49	628	79.6
7.001 - 7.500	192	56,282,573	12.18	293,138	7.337	377.40	630	80.7
7.501 - 8.000	254	71,743,813	15.53	282,456	7.793	381.42	638	82.0
8.001 - 8.500	246	59,151,480	12.80	240,453	8.304	383.35	634	82.7
8.501 - 9.000	256	59,955,899	12.98	234,203	8.810	381.28	618	83.1
9.001 - 9.500	203	41,744,849	9.04	205,640	9.302	382.77	602	82.9
9.501 - 10.000	225	43,950,516	9.51	195,336	9.777	379.77	595	86.4
10.001 - 10.500	145	24,339,628	5.27	167,860	10.267	371.08	585	88.5
10.501 - 11.000	86	13,862,536	3.00	161,192	10.744	386.59	573	85.0
11.001 - 11.500	34	5,640,512	1.22	165,897	11.244	385.33	578	85.2
11.501 - 12.000	15	1,784,163	0.39	118,944	11.774	378.30	579	78.7
Total	1,904	$461,959,425	100.00%

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	1,298	$304,311,833	65.87%	$234,447	8.287%	381.37	614	81.5%
Planned Unit Development	328	88,315,688	19.12	269,255	8.295	370.62	618	83.9
Low-Rise Condominium	176	36,678,737	7.94	208,402	8.401	379.24	634	84.5
Two Family Home	78	25,170,390	5.45	322,697	8.309	388.37	649	83.7
High-Rise Condominium	12	3,694,302	0.80	307,858	8.154	386.28	665	80.3
Three Family Home	10	3,159,475	0.68	315,948	8.793	377.54	625	78.7
Four Family Home	2	629,000	0.14	314,500	8.721	359.00	610	85.0
Total	1,904	$461,959,425	100.00%

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Purchase	1,172	$259,880,616	56.26%	$221,741	8.482%	376.72	635	85.4%
Refinance - Cash Out	697	190,661,563	41.27	273,546	8.099	382.44	597	78.1
Refinance - Rate/Term	35	11,417,245	2.47	326,207	7.591	394.02	604	81.7
Total	1,904	$461,959,425	100.00%

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	1,795	$441,753,449	95.63%	$246,102	8.274%	379.44	618	82.3%
Investment Property	86	16,281,725	3.52	189,322	8.797	379.75	643	84.1
Second Home	23	3,924,251	0.85	170,620	9.339	386.73	631	71.9
Total	1,904	$461,959,425	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	1,624	$382,942,603	82.90%	$235,802	8.283%	358.97	621	82.6%
Greater than 360	280	79,016,822	17.10	282,203	8.392	479.06	608	80.9
Total	1,904	$461,959,425	100.00%

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	1,117	$249,879,036	54.09%	$223,705	8.065%	377.06	607	84.3%
Stated Income	787	212,080,389	45.91	269,480	8.580	382.39	632	80.0
Total	1,904	$461,959,425	100.00%

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
781 - 800	8	$3,094,105	0.67%	$386,763	8.379%	397.72	786	77.0%
761 - 780	12	3,014,093	0.65	251,174	7.697	366.71	770	80.1
741 - 760	19	5,243,903	1.14	275,995	8.364	369.83	751	81.9
721 - 740	23	6,248,501	1.35	271,674	7.643	372.02	729	80.4
701 - 720	48	13,224,470	2.86	275,510	7.766	367.21	709	81.0
681 - 700	78	23,506,284	5.09	301,363	7.605	376.07	689	81.9
661 - 680	119	29,826,554	6.46	250,643	7.856	386.69	669	81.9
641 - 660	253	65,649,608	14.21	259,485	8.091	375.24	650	82.6
621 - 640	257	64,891,016	14.05	252,494	8.041	375.03	629	85.2
601 - 620	322	78,395,600	16.97	243,465	8.226	379.45	611	83.4
581 - 600	273	66,806,924	14.46	244,714	8.606	379.36	591	85.0
561 - 580	206	44,212,394	9.57	214,623	8.516	373.66	571	82.5
541 - 560	125	26,241,917	5.68	209,935	8.788	392.88	551	80.1
521 - 540	87	15,941,981	3.45	183,241	9.367	402.05	531	71.2
501 - 520	73	14,762,992	3.20	202,233	9.752	397.25	510	73.4
500 or Less	1	899,082	0.19	899,082	5.875	359.00	500	45.0
Total	1,904	$461,959,425	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	1,680	$412,877,840	89.38%	$245,761	8.246%	377.51	625	83.6%
A-	62	18,822,523	4.07	303,589	8.420	392.24	574	78.3
B	82	16,109,446	3.49	196,457	8.823	396.64	562	71.6
C	59	10,928,907	2.37	185,236	8.937	406.67	545	64.6
C-	9	1,389,050	0.30	154,339	10.306	358.55	555	63.8
D	12	1,831,658	0.40	152,638	9.741	401.50	539	58.5
Total	1,904	$461,959,425	100.00%

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	491	$122,108,898	26.43%	$248,694	8.754%	377.95	620	81.2%
12	131	41,981,997	9.09	320,473	8.309	395.29	632	81.5
24	1,141	266,137,068	57.61	233,249	8.149	378.30	616	83.1
30	1	272,857	0.06	272,857	9.690	357.00	596	100.0
36	112	24,293,484	5.26	216,906	8.011	367.47	616	81.9
60	28	7,165,122	1.55	255,897	7.135	400.27	613	79.2
Total	1,904	$461,959,425	100.00%

Months to Next Adjustment Date for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	12	$5,175,646	1.12%	$431,304	7.628%	359.14	599	87.5%
13 - 18	18	6	1,116,718	0.24	186,120	9.867	407.63	609	80.4
19 - 24	23	1,714	413,241,603	89.45	241,098	8.350	379.85	619	82.5
25 - 31	30	1	179,423	0.04	179,423	9.200	354.00	631	80.0
32 - 37	35	103	21,471,419	4.65	208,460	8.461	366.88	622	81.7
38 or Greater	59	68	20,774,614	4.50	305,509	7.252	389.46	614	77.3
Total		1,904	$461,959,425	100.00%

Gross Margins for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
2.001 - 3.000	1	$286,800	0.06%	$286,800	6.375%	359.00	567	88.2%
3.001 - 4.000	10	1,616,829	0.35	161,683	8.628	359.17	588	84.4
4.001 - 5.000	42	9,462,325	2.05	225,293	7.857	386.70	613	79.0
5.001 - 6.000	212	52,735,789	11.42	248,754	8.028	371.39	622	79.3
6.001 - 7.000	1,330	324,497,350	70.24	243,983	8.163	380.96	622	82.2
7.001 - 8.000	253	61,633,225	13.34	243,610	9.137	378.23	603	85.3
8.001 - 9.000	50	10,934,029	2.37	218,681	9.221	381.80	600	86.4
9.001 - 10.000	6	793,077	0.17	132,180	10.878	358.27	584	83.0
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Gross Margin for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.589%.

Maximum Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	2	$428,787	0.09%	$214,393	5.779%	357.74	678	74.0%
12.001 - 12.500	18	6,838,910	1.48	379,939	5.825	384.43	636	80.4
12.501 - 13.000	35	12,574,341	2.72	359,267	6.126	371.12	622	75.9
13.001 - 13.500	92	29,191,865	6.32	317,303	6.616	367.47	624	76.3
13.501 - 14.000	169	53,685,643	11.62	317,667	7.003	378.39	628	80.1
14.001 - 14.500	203	57,093,824	12.36	281,250	7.487	378.09	631	81.2
14.501 - 15.000	253	70,543,022	15.27	278,826	7.931	380.37	636	82.3
15.001 - 15.500	247	58,279,873	12.62	235,951	8.449	385.20	628	82.4
15.501 - 16.000	261	59,568,756	12.89	228,233	8.970	381.08	614	83.3
16.001 - 16.500	191	38,619,994	8.36	202,199	9.420	380.30	600	84.2
16.501 - 17.000	193	36,541,447	7.91	189,334	9.820	382.21	595	87.1
17.001 - 17.500	122	20,237,857	4.38	165,884	10.314	372.58	587	87.6
17.501 - 18.000	74	11,885,585	2.57	160,616	10.757	383.51	574	84.5
18.001 - 18.500	30	4,755,797	1.03	158,527	11.236	390.37	572	86.7
18.501 - 19.000	14	1,713,724	0.37	122,409	11.766	379.09	579	78.0
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.150%.

Initial Periodic Rate Caps for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	16	$5,760,228	1.25%	$360,014	7.777%	361.71	596	85.2%
1.500	1,439	347,806,275	75.29	241,700	8.290	381.03	621	82.7
2.000	7	1,605,505	0.35	229,358	7.895	357.56	619	71.6
3.000	442	106,787,416	23.12	241,600	8.373	375.84	612	81.0
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.842%.

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	379	$88,669,374	19.19%	$233,956	8.513%	371.86	612	81.7%
1.500	1,525	373,290,050	80.81	244,780	8.251	381.33	620	82.5
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.404%.

Minimum Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	37	$14,010,282	3.03%	$378,656	5.781%	378.35	624	77.3%
6.001 - 7.000	211	69,493,175	15.04	329,352	6.637	373.65	626	78.2
7.001 - 8.000	446	128,026,385	27.71	287,055	7.593	379.65	634	81.5
8.001 - 9.000	502	119,107,380	25.78	237,266	8.558	382.31	626	82.9
9.001 - 10.000	428	85,695,364	18.55	200,223	9.546	381.23	598	84.7
Greater than 10.000	280	45,626,839	9.88	162,953	10.592	377.84	580	86.6
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.302%.

Next Adjustment Dates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	11	$4,446,046	0.96%	$404,186	7.260%	359.00	597	86.3%
September 2007	1	729,600	0.16	729,600	9.875	360.00	609	95.0
September 2008	7	1,278,718	0.28	182,674	9.704	400.96	605	78.9
October 2008	3	593,676	0.13	197,892	8.589	355.00	611	80.0
November 2008	18	4,706,537	1.02	261,474	8.385	377.78	603	78.3
December 2008	34	6,756,241	1.46	198,713	8.693	373.28	596	80.0
January 2009	147	36,532,103	7.91	248,518	8.543	370.44	609	83.9
February 2009	1,200	294,205,093	63.69	245,171	8.309	380.11	619	82.3
March 2009	311	70,285,953	15.21	226,000	8.384	384.73	628	83.3
September 2009	1	179,423	0.04	179,423	9.200	354.00	631	80.0
October 2009	1	140,311	0.03	140,311	11.490	356.00	589	100.0
November 2009	4	662,185	0.14	165,546	9.794	356.00	597	81.1
December 2009	8	1,348,331	0.29	168,541	9.481	357.00	615	91.3
January 2010	35	6,022,557	1.30	172,073	9.090	358.00	623	82.2
February 2010	42	10,452,096	2.26	248,859	7.995	375.18	627	81.6
March 2010	13	2,845,940	0.62	218,918	7.896	362.96	611	76.0
December 2011	1	138,230	0.03	138,230	8.875	357.00	544	90.0
January 2012	4	1,370,749	0.30	342,687	7.553	358.00	601	69.3
February 2012	50	15,410,236	3.34	308,205	7.159	396.28	615	78.3
March 2012	13	3,855,399	0.83	296,569	7.455	374.54	618	75.8
Total	1,904	$461,959,425	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Group 2 Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is April 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	1,261	$274,264,698	59.37%	$217,498	8.698%	393.53	608	82.1%
60	613	177,036,443	38.32	288,803	7.776	359.00	634	82.9
120	30	10,658,284	2.31	355,276	6.835	359.23	630	78.9
Total	1,904	$461,959,425	100.00%

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
30-Year 6-month LIBOR	39	$11,580,730	1.52%	$296,942	7.616%	359.11	582	86.4%
2/28 6-month LIBOR	1,785	307,463,354	40.42	172,248	8.726	359.01	603	83.1
2/38 6-month LIBOR	645	152,698,232	20.08	236,741	8.292	479.04	595	80.0
2/28 6-month LIBOR - 60-month Interest Only	709	198,780,679	26.13	280,368	7.743	359.00	639	82.8
2/28 6-month LIBOR - 40/30-Year Balloon	98	25,082,121	3.30	255,940	8.371	358.25	593	76.7
3/27 6-month LIBOR	146	23,117,852	3.04	158,341	8.801	358.48	610	81.4
3/37 6-month LIBOR	20	4,526,731	0.60	226,337	7.982	479.01	606	79.6
3/27 6-month LIBOR - 60-month Interest Only	27	7,641,783	1.00	283,029	7.568	359.02	630	81.8
3/27 6-month LIBOR - 40/30-Year Balloon	5	803,368	0.11	160,674	8.846	357.78	591	82.3
5/25 6-month LIBOR	37	8,364,249	1.10	226,061	7.577	358.97	606	78.4
5/35 6-month LIBOR	31	8,581,471	1.13	276,822	7.408	479.06	607	76.1
5/25 6-month LIBOR - 120-month Interest Only	34	11,486,284	1.51	337,832	6.809	359.22	634	78.6
5/25 6-month LIBOR - 40/30-Year Balloon	2	500,315	0.07	250,158	6.993	358.00	596	81.8
Total	3,578	$760,627,170	100.00%

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
ARM 360	2,882	$594,820,736	78.20%	$206,392	8.294%	358.96	615	82.6%
ARM 480	696	165,806,434	21.80	238,228	8.238	479.04	596	79.8
Total	3,578	$760,627,170	100.00%

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
$0.01 - $25,000.00	1	$24,992	0.00%	$24,992	11.500%	359.00	507	78.1%
$25,000.01 - $50,000.00	13	586,669	0.08	45,128	10.520	368.62	591	77.6
$50,000.01 - $75,000.00	256	16,192,988	2.13	63,254	9.860	367.84	597	84.5
$75,000.01 - $100,000.00	356	31,429,980	4.13	88,286	9.331	372.20	599	84.0
$100,000.01 - $150,000.00	787	98,186,395	12.91	124,760	8.799	378.10	601	83.0
$150,000.01 - $200,000.00	630	110,474,526	14.52	175,356	8.468	387.80	609	82.1
$200,000.01 - $250,000.00	470	105,371,700	13.85	224,195	8.234	388.15	611	82.0
$250,000.01 - $300,000.00	331	90,866,574	11.95	274,521	8.127	382.63	612	82.2
$300,000.01 - $350,000.00	238	76,913,454	10.11	323,166	7.975	391.86	608	81.3
$350,000.01 - $400,000.00	169	63,498,953	8.35	375,733	7.948	387.32	613	79.9
$400,000.01 - $450,000.00	102	43,218,804	5.68	423,714	7.920	382.67	617	83.1
$450,000.01 - $500,000.00	101	47,794,853	6.28	473,216	7.847	394.52	623	81.6
$500,000.01 - $550,000.00	44	23,177,302	3.05	526,757	7.906	375.17	622	83.0
$550,000.01 - $600,000.00	33	19,137,677	2.52	579,930	8.051	391.72	616	79.6
$600,000.01 - $650,000.00	20	12,546,365	1.65	627,318	7.392	388.79	629	82.5
$650,000.01 - $700,000.00	8	5,391,820	0.71	673,978	8.559	433.82	619	89.6
$700,000.01 - $750,000.00	4	2,948,836	0.39	737,209	7.214	359.25	633	76.4
$750,000.01 - $800,000.00	5	3,905,464	0.51	781,093	7.556	383.00	679	75.2
$800,000.01 - $850,000.00	3	2,484,394	0.33	828,131	8.313	359.00	601	73.6
$850,000.01 - $900,000.00	4	3,553,882	0.47	888,471	7.843	358.50	553	69.8
Greater than $900,000.00	3	2,921,542	0.38	973,847	8.066	400.41	721	72.3
Total	3,578	$760,627,170	100.00%

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Alabama	61	$6,869,436	0.90%	$112,614	9.297%	372.68	594	86.7%
Alaska	8	1,927,243	0.25	240,905	8.427	408.27	623	84.1
Arizona	205	43,528,079	5.72	212,332	8.158	389.87	618	81.4
Arkansas	11	1,215,902	0.16	110,537	9.317	392.26	601	94.0
California	442	149,977,820	19.72	339,316	7.504	390.62	616	79.2
Colorado	48	11,622,976	1.53	242,145	8.200	395.38	615	84.6
Connecticut	67	15,166,225	1.99	226,362	8.615	390.40	606	82.7
Delaware	10	2,436,559	0.32	243,656	7.872	418.73	615	83.7
District of Columbia	9	2,570,172	0.34	285,575	8.328	374.47	590	71.7
Florida	473	98,986,690	13.01	209,274	8.406	385.87	614	81.5
Georgia	143	25,053,596	3.29	175,200	8.941	373.96	605	88.0
Hawaii	21	6,737,133	0.89	320,816	7.818	379.47	636	79.7
Idaho	26	4,963,281	0.65	190,895	8.547	373.81	607	85.2
Illinois	151	32,068,140	4.22	212,372	8.780	382.20	618	82.3
Indiana	56	5,727,348	0.75	102,274	9.315	376.48	607	87.8
Iowa	15	1,240,427	0.16	82,695	9.358	359.06	611	89.5
Kansas	15	1,360,961	0.18	90,731	9.687	359.16	600	90.5
Kentucky	35	4,205,242	0.55	120,150	8.694	379.52	607	88.9
Louisiana	28	4,697,624	0.62	167,772	9.391	368.52	595	87.8
Maine	15	2,982,897	0.39	198,860	8.488	394.69	570	73.3
Maryland	101	23,436,025	3.08	232,040	8.220	396.25	613	79.2
Massachusetts	68	17,102,828	2.25	251,512	8.122	384.50	590	79.4
Michigan	139	15,228,731	2.00	109,559	9.464	372.23	604	86.0
Minnesota	42	7,527,768	0.99	179,233	8.710	382.13	614	83.4
Mississippi	36	4,134,586	0.54	114,850	9.017	373.41	598	88.8
Missouri	78	9,728,028	1.28	124,718	9.032	381.93	611	85.7
Montana	15	2,936,004	0.39	195,734	8.058	402.98	621	76.7
Nebraska	5	569,094	0.07	113,819	9.509	383.45	568	82.9
Nevada	66	16,837,244	2.21	255,110	8.077	387.25	604	83.4
New Hampshire	15	2,688,160	0.35	179,211	8.193	379.60	596	83.1
New Jersey	121	31,946,656	4.20	264,022	8.212	383.10	604	78.9
New Mexico	18	2,778,692	0.37	154,372	8.259	395.30	623	83.6
New York	123	40,988,722	5.39	333,242	7.945	404.31	631	79.0
North Carolina	70	9,616,279	1.26	137,375	9.162	369.67	606	85.0
North Dakota	1	135,007	0.02	135,007	6.900	359.00	594	80.0
Ohio	55	6,577,375	0.86	119,589	9.243	362.80	594	88.0
Oklahoma	30	3,333,081	0.44	111,103	9.445	370.02	588	88.6
Oregon	45	10,129,719	1.33	225,105	7.815	406.21	598	79.9
Pennsylvania	102	15,238,162	2.00	149,394	8.728	378.68	582	83.5
Rhode Island	11	2,703,929	0.36	245,812	8.375	391.26	644	85.9
South Carolina	30	5,355,610	0.70	178,520	8.866	365.02	592	86.1
Tennessee	66	8,737,742	1.15	132,390	8.831	366.38	599	88.9
Texas	176	27,563,191	3.62	156,609	8.676	365.96	613	85.4
Utah	60	13,551,832	1.78	225,864	8.516	372.02	613	83.6
Vermont	3	398,454	0.05	132,818	9.227	358.39	540	74.8
Virginia	87	19,782,616	2.60	227,386	8.369	380.59	602	83.2
Washington	106	28,267,378	3.72	266,673	8.054	386.44	611	81.8
West Virginia	10	1,116,393	0.15	111,639	8.598	358.74	602	81.0
Wisconsin	50	6,921,900	0.91	138,438	9.006	369.25	612	84.3
Wyoming	10	1,958,212	0.26	195,821	7.948	366.10	623	84.7
Total	3,578	$760,627,170	100.00%

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	95	$16,997,018	2.23%	$178,916	7.954%	395.07	575	40.8%
50.01 - 55.00	43	9,411,723	1.24	218,877	7.602	391.15	575	52.9
55.01 - 60.00	68	15,653,440	2.06	230,198	7.812	399.16	580	57.7
60.01 - 65.00	105	23,196,491	3.05	220,919	7.801	405.75	582	63.3
65.01 - 70.00	150	37,076,048	4.87	247,174	7.974	397.98	589	68.6
70.01 - 75.00	204	49,079,969	6.45	240,588	7.964	395.98	582	73.8
75.01 - 80.00	1,160	250,023,273	32.87	215,537	8.020	380.08	637	79.8
80.01 - 85.00	370	85,412,464	11.23	230,844	8.205	385.41	592	84.3
85.01 - 90.00	645	140,222,154	18.44	217,399	8.472	385.12	606	89.6
90.01 - 95.00	443	85,342,478	11.22	192,647	8.836	383.69	606	94.7
95.01 - 100.00	295	48,212,113	6.34	163,431	9.437	373.36	628	99.9
Total	3,578	$760,627,170	100.00%

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
50.00 or Less	91	$15,936,055	2.10%	$175,121	7.925%	393.44	574	40.9%
50.01 - 55.00	43	9,451,755	1.24	219,808	7.580	389.41	575	52.6
55.01 - 60.00	66	14,998,661	1.97	227,252	7.832	400.90	579	57.7
60.01 - 65.00	106	22,976,572	3.02	216,760	7.924	408.98	580	62.8
65.01 - 70.00	149	37,299,030	4.90	250,329	7.951	397.75	589	68.5
70.01 - 75.00	189	45,847,514	6.03	242,579	8.007	398.30	578	73.8
75.01 - 80.00	301	70,154,231	9.22	233,071	8.001	384.94	587	79.2
80.01 - 85.00	370	87,034,615	11.44	235,229	8.177	384.93	593	84.0
85.01 - 90.00	649	140,926,176	18.53	217,144	8.476	384.99	605	89.5
90.01 - 95.00	462	88,581,408	11.65	191,735	8.822	384.48	607	94.1
95.01 - 100.00	1,152	227,421,154	29.90	197,414	8.308	376.68	650	84.1
Total	3,578	$760,627,170	100.00%

____________
(1)
The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 5.500	15	$5,197,216	0.68%	$346,481	5.500%	407.22	634	78.4%
5.501 - 6.000	51	15,479,990	2.04	303,529	5.905	377.91	623	75.8
6.001 - 6.500	136	40,406,584	5.31	297,107	6.339	382.80	620	76.0
6.501 - 7.000	260	75,277,426	9.90	289,529	6.798	386.36	621	78.5
7.001 - 7.500	346	88,197,746	11.60	254,907	7.332	383.18	624	79.1
7.501 - 8.000	496	120,955,031	15.90	243,861	7.799	387.14	626	81.0
8.001 - 8.500	460	99,256,315	13.05	215,775	8.299	387.27	619	81.6
8.501 - 9.000	536	107,987,267	14.20	201,469	8.803	384.28	607	82.9
9.001 - 9.500	418	76,567,859	10.07	183,177	9.309	390.17	590	84.3
9.501 - 10.000	418	69,608,180	9.15	166,527	9.778	383.34	593	87.6
10.001 - 10.500	225	32,815,392	4.31	145,846	10.266	372.28	588	89.1
10.501 - 11.000	131	18,499,918	2.43	141,221	10.755	384.83	576	86.0
11.001 - 11.500	57	7,692,871	1.01	134,963	11.244	386.45	579	86.4
11.501 - 12.000	29	2,685,374	0.35	92,599	11.763	371.86	584	83.0
Total	3,578	$760,627,170	100.00%

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Single Family Residence	2,596	$528,707,640	69.51%	$203,662	8.277%	387.30	606	81.5%
Planned Unit Development	528	129,479,461	17.02	245,226	8.251	376.10	615	83.6
Low-Rise Condominium	270	51,719,543	6.80	191,554	8.350	383.31	629	83.0
Two Family Home	142	38,090,843	5.01	268,245	8.297	387.40	636	82.1
Three Family Home	19	6,002,221	0.79	315,906	8.530	377.31	626	77.2
High-Rise Condominium	18	5,151,584	0.68	286,199	8.410	390.57	658	81.7
Four Family Home	5	1,475,878	0.19	295,176	8.557	421.62	608	70.8
Total	3,578	$760,627,170	100.00%

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Refinance - Cash Out	1,690	$401,804,979	52.83%	$237,754	8.047%	390.63	594	78.6%
Purchase	1,752	329,181,869	43.28	187,889	8.583	377.90	633	85.8
Refinance - Rate/Term	136	29,640,322	3.90	217,944	8.126	391.02	601	84.2
Total	3,578	$760,627,170	100.00%

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Owner Occupied	3,331	$720,384,532	94.71%	$216,267	8.252%	385.15	609	81.9%
Investment Property	189	29,647,297	3.90	156,864	8.840	382.44	643	84.4
Second Home	58	10,595,340	1.39	182,678	8.732	391.42	647	77.5
Total	3,578	$760,627,170	100.00%
____________
(1)	Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
301 - 360	2,882	$594,820,736	78.20%	$206,392	8.294%	358.96	615	82.6%
Greater than 360	696	165,806,434	21.80	238,228	8.238	479.04	596	79.8
Total	3,578	$760,627,170	100.00%

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
Full Documentation	2,241	$437,821,735	57.56%	$195,369	8.099%	384.51	600	83.8%
Stated Income	1,337	322,805,435	42.44	241,440	8.530	385.98	626	79.5
Total	3,578	$760,627,170	100.00%

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
801 - 820	1	$163,200	0.02%	$163,200	6.000%	359.00	814	80.0%
781 - 800	10	3,285,959	0.43	328,596	8.319	395.46	787	77.0
761 - 780	18	4,025,049	0.53	223,614	7.784	375.91	771	80.9
741 - 760	26	6,489,099	0.85	249,581	8.272	372.75	752	82.7
721 - 740	48	10,566,127	1.39	220,128	7.651	370.21	730	79.7
701 - 720	64	16,349,727	2.15	255,464	7.673	370.85	709	80.9
681 - 700	130	33,034,227	4.34	254,109	7.711	375.80	689	82.3
661 - 680	225	49,999,607	6.57	222,220	7.835	385.54	669	82.3
641 - 660	429	97,802,653	12.86	227,978	8.055	376.02	650	83.1
621 - 640	412	92,998,692	12.23	225,725	8.014	380.50	630	84.8
601 - 620	570	120,468,397	15.84	211,348	8.220	384.47	610	83.4
581 - 600	509	106,347,063	13.98	208,933	8.584	385.63	591	84.4
561 - 580	424	82,189,249	10.81	193,843	8.515	382.48	571	82.1
541 - 560	327	64,508,155	8.48	197,273	8.600	398.88	550	80.4
521 - 540	230	40,728,069	5.35	177,079	8.774	407.77	531	73.8
501 - 520	146	29,061,865	3.82	199,054	9.134	403.29	510	71.1
500 or Less	9	2,610,032	0.34	290,004	7.638	384.17	500	64.2
Total	3,578	$760,627,170	100.00%
____________
(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
A	3,043	$647,230,516	85.09%	$212,695	8.255%	382.10	619	83.6%
A-	159	38,867,763	5.11	244,451	8.323	398.88	572	78.1
B	227	46,955,650	6.17	206,853	8.333	405.58	567	73.5
C	117	22,439,090	2.95	191,787	8.539	403.03	552	64.3
C-	14	2,274,432	0.30	162,459	9.856	375.16	562	65.5
D	18	2,859,720	0.38	158,873	9.722	416.68	540	60.5
Total	3,578	$760,627,170	100.00%

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	988	$211,069,909	27.75%	$213,634	8.652%	381.27	612	81.7%
6	1	249,848	0.03	249,848	7.800	358.00	617	84.5
12	198	59,076,490	7.77	298,366	8.241	394.54	623	80.7
24	2,166	444,515,846	58.44	205,224	8.154	386.16	609	82.3
30	1	272,857	0.04	272,857	9.690	357.00	596	100.0
36	196	38,277,098	5.03	195,291	8.009	377.63	613	81.6
60	28	7,165,122	0.94	255,897	7.135	400.27	613	79.2
Total	3,578	$760,627,170	100.00%

Months to Next Adjustment Date for the Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0 - 6	5	39	$11,580,730	1.52%	$296,942	7.616%	359.11	582	86.4%
13 - 18	18	10	1,878,933	0.25	187,893	9.150	385.87	606	79.1
19 - 24	23	3,227	682,145,454	89.68	211,387	8.328	385.77	611	82.1
25 - 31	30	3	357,843	0.05	119,281	9.302	354.50	602	80.0
32 - 37	35	195	35,731,890	4.70	183,240	8.429	373.89	614	81.3
38 or Greater	59	104	28,932,319	3.80	278,195	7.212	394.67	617	77.9
Total		3,578	$760,627,170	100.00%

Gross Margins for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.001 - 2.000	1	$332,000	0.04%	$332,000	9.375%	480.00	538	83.0%
2.001 - 3.000	3	788,471	0.10	262,824	6.638	394.30	593	84.6
3.001 - 4.000	18	2,525,617	0.33	140,312	8.682	364.90	587	84.3
4.001 - 5.000	97	20,913,135	2.75	215,599	7.709	387.07	607	78.0
5.001 - 6.000	379	83,332,872	10.96	219,876	7.984	378.79	617	78.6
6.001 - 7.000	2,538	538,038,442	70.74	211,993	8.194	386.60	613	82.0
7.001 - 8.000	486	102,969,527	13.54	211,871	8.980	382.90	600	84.8
8.001 - 9.000	50	10,934,029	1.44	218,681	9.221	381.80	600	86.4
9.001 - 10.000	6	793,077	0.10	132,180	10.878	358.27	584	83.0
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Gross Margin for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 6.569%.

Maximum Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
11.501 - 12.000	5	$932,216	0.12%	$186,443	5.871%	374.37	638	72.4%
12.001 - 12.500	25	8,669,218	1.14	346,769	5.831	390.03	635	79.0
12.501 - 13.000	80	23,594,940	3.10	294,937	6.249	383.42	625	74.2
13.001 - 13.500	176	49,291,605	6.48	280,066	6.591	381.56	619	76.3
13.501 - 14.000	310	86,327,631	11.35	278,476	7.037	386.60	619	79.1
14.001 - 14.500	363	90,235,379	11.86	248,582	7.482	383.65	623	79.8
14.501 - 15.000	485	116,582,657	15.33	240,377	7.931	386.50	625	81.6
15.001 - 15.500	462	98,150,042	12.90	212,446	8.443	388.76	615	81.7
15.501 - 16.000	531	105,407,575	13.86	198,508	8.928	384.20	605	83.3
16.001 - 16.500	382	68,904,923	9.06	180,379	9.381	388.46	590	85.0
16.501 - 17.000	369	59,264,473	7.79	160,608	9.815	383.55	592	87.8
17.001 - 17.500	196	28,074,662	3.69	143,238	10.299	373.88	590	88.6
17.501 - 18.000	113	15,768,759	2.07	139,547	10.766	382.27	578	86.5
18.001 - 18.500	53	6,808,156	0.90	128,456	11.239	390.11	576	87.5
18.501 - 19.000	28	2,614,935	0.34	93,391	11.758	372.20	584	82.7
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Maximum Mortgage Rate for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 15.135%.

Initial Periodic Rate Caps for the Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	54	$14,578,083	1.92%	$269,965	7.754%	369.01	581	83.0%
1.500	2,734	574,414,665	75.52	210,100	8.297	386.43	613	82.5
2.000	12	2,545,394	0.33	212,116	8.083	357.38	628	70.7
3.000	778	169,089,027	22.23	217,338	8.279	382.53	608	80.1
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Initial Periodic Rate Cap for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.826%.

Subsequent Periodic Rate Caps for the Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
1.000	714	$151,660,382	19.94%	$212,409	8.364%	379.81	605	80.4%
1.500	2,864	608,966,787	80.06	212,628	8.262	386.46	613	82.4
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Subsequent Periodic Rate Cap for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 1.400%.

Minimum Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
5.001 - 6.000	66	$20,677,207	2.72%	$313,291	5.804%	385.27	626	76.4%
6.001 - 7.000	396	115,684,011	15.21	292,131	6.638	385.12	620	77.6
7.001 - 8.000	842	209,152,777	27.50	248,400	7.602	385.47	625	80.2
8.001 - 9.000	996	207,243,581	27.25	208,076	8.562	385.71	613	82.3
9.001 - 10.000	836	146,176,039	19.22	174,852	9.532	386.92	591	85.9
Greater than 10.000	442	61,693,555	8.11	139,578	10.600	377.79	583	87.6
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Minimum Mortgage Rate for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was approximately 8.282%.

Next Adjustment Dates for the Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
August 2007	35	$10,271,030	1.35%	$293,458	7.385%	359.00	580	85.7%
September 2007	4	1,309,700	0.17	327,425	9.424	360.00	601	91.6
September 2008	11	2,040,933	0.27	185,539	9.105	383.42	604	78.3
October 2008	4	808,601	0.11	202,150	8.629	355.00	609	84.0
November 2008	34	7,661,111	1.01	225,327	8.362	375.50	608	78.1
December 2008	70	12,732,068	1.67	181,887	8.651	377.36	598	81.7
January 2009	269	59,265,678	7.79	220,319	8.470	376.77	605	82.3
February 2009	2,317	492,210,794	64.71	212,435	8.292	386.73	611	82.0
March 2009	532	109,305,201	14.37	205,461	8.373	388.31	619	82.8
September 2009	1	179,423	0.02	179,423	9.200	354.00	631	80.0
October 2009	3	318,731	0.04	106,244	10.322	355.44	580	88.8
November 2009	7	997,388	0.13	142,484	9.174	372.22	586	73.6
December 2009	14	1,904,887	0.25	136,063	9.348	357.00	609	86.6
January 2010	63	8,512,056	1.12	135,112	9.135	358.00	618	82.0
February 2010	88	19,714,068	2.59	224,024	8.119	383.06	613	81.2
March 2010	22	4,463,180	0.59	202,872	7.800	371.83	615	79.2
December 2011	1	138,230	0.02	138,230	8.875	357.00	544	90.0
January 2012	7	2,130,865	0.28	304,409	7.354	372.63	590	70.8
February 2012	80	21,994,325	2.89	274,929	7.160	399.98	621	79.0
March 2012	16	4,668,899	0.61	291,806	7.343	380.84	613	75.5
Total	3,578	$760,627,170	100.00%
____________
(1)	The weighted average Next Adjustment Date for the Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date is March 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Current Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio
0	2,808	$542,718,424	71.35%	$193,276	8.521%	395.62	600	81.7%
60	736	206,422,462	27.14	280,465	7.736	359.00	638	82.8
120	34	11,486,284	1.51	337,832	6.809	359.22	634	78.6
Total	3,578	$760,627,170	100.00%